UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

April 15, 2005

THE GAP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7562	94-1697231
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Folsom Street San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

(650) 952-4400

(Registrant’s telephone number,

including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On April 15, 2005, The Gap, Inc. (the “Company”) entered into an agreement with Cynthia Harriss as President of the Company’s Gap brand. Under the agreement, the Company will pay Ms. Harriss an annual salary of $750,000, with an annual bonus potential of 0-150% of Ms. Harriss’ base salary. The agreement also provides for certain long-term incentive awards. The agreement is attached hereto as Exhibit 10.1 under Item 9.01.

Item 8.01. Other Events

On April 18, 2005, the Company issued a press release announcing the appointment of Cynthia Harriss as President of Gap brand, effective May 2, 2005. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

10.1	Agreement dated as of and confirmed on April 15, 2005 by and between Cynthia Harriss and the Company.

99.1	Press Release dated April 18, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GAP, INC.
(Registrant)

Date: April 19, 2005	By:	/s/ Paul S. Pressler
Paul S. Pressler
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement dated as of and confirmed on April 15, 2005 by and between Cynthia Harriss and the Company.

99.1	Press Release dated April 18, 2005